Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
China Currency Development Limited

We have audited the accompanying consolidated balance sheets China Currency Development Limited and Subsidiaries (“the Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows for the years then ended. The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2009 and 2008, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania
January 6, 2011

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED BALANCE SHEETS

December 31, 2009 AND 2008

(Amounts in US dollar)

	2009	2008
Assets
Current assets
Cash and cash equivalents	356,176	392,959
Accounts receivable	868,186	1,199,086
Inventories	47,465	704,676
Retention receivable	298,574	6,564
Other receivables	2,393,548	350,621
Prepayment and deposits	173,260	6,195
Advance to suppliers	90,151	24,939
Due from related parties	671,723	79,718
Total current assets	4,899,083	2,764,758
Property, plant and equipment, net	1,512,445	805,558
Land use rights, net	2,145,488	-
Total assets	8,557,016	3,570,316

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	468,485	1,402,418
Dividend payable	2,934,000	-
Accrued expenses	15,166	2,250
Deferred maintenance revenue	2,046,824	501,347
Taxes payable	105,570	237,208
Due to related parties	407,040	312,572
Other current liabilities	192,957	73,790
Total liabilities	6,170,042	2,529,585

Stockholders’ equity

COMMON STOCK, par value at $0.129 per share, 10,000 shares authorized, issued and outstanding as of December 31, 2009 and 2008	1,290	1,290
Additional paid in capital	-	410,010
Statutory reserve	241,023	59,344
Retained earnings unappropriated	2,132,150	529,874
Accumulated other comprehensive income	12,511	40,213
Total stockholders’ equity	2,386,974	1,040,731
Total liabilities and stockholders’ equity	8,557,016	3,570,316

The accompanying notes are an integral part of these consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2009 AND 2008

(Amounts in US dollar)

	2009	2008

Revenues	6,273,361	2,738,111
Cost of goods sold	(3,362,139)	(1,749,370)
Gross margin	2,911,222	988,741
Sales, marketing and other operating expenses	(233,517)	(104,550)
General and administrative expenses	(291,857)	(121,079)
Income from operations	2,385,848	763,112

Interest expense and bank charges	(86)	(23)
Interest income	3,902	300
Other expense, net	(71)	(2,973)
Income from operations before income tax	2,389,593	760,416

Income tax expense	(605,638)	(190,104)

Net income	1,783,955	570,312

Earnings per share
Basic	178.40	57.03
Diluted	178.40	57.03

Weighted average number of shares
Basic	10,000	10,000
Diluted	10,000	10,000

The accompanying notes are an integral part of these consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2009 AND 2008

(Amounts in US dollar)

	2009	2008

Net income	1,783,955	570,312

Other comprehensive income
Foreign currency translation adjustment	(27,702)	40,213
Comprehensive income	1,756,253	610,525

The accompanying notes are an integral part of these consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in US dollar)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	1,783,955	570,312
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	48,018	26,148
Amortization of prepaid land lease	54,979	-
Loss on disposal of property, plant and equipment	-	939
(Increase) decrease in assets
Accounts receivable	330,697	(1,177,436)
Inventories	656,808	(679,910)
Retention receivable	(291,831)	(6,450)
Other receivables	(2,041,674)	78,822
Prepayment and deposits	(166,962)	(2,264)
Advance to suppliers	(65,172)	(24,506)
Due from related parties	(5,201)	(43,063)
Increase (decrease) in liabilities
Accounts payable	(933,360)	1,377,050
Accruals and other payables	135,256	60,413
Deferred maintenance revenue	1,544,529	452,775
Taxes payable	(133,521)	211,801
Due to related parties	94,411	217,813
Net cash provided by operating activities	1,010,932	1,062,444

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(2,953,622)	(754,813)
Net cash used in investing activities	(2,953,622)	(754,813)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contribution	2,345,760	-
Dividend distribution	(439,830)	-
Net cash provided by financing activities	1,905,930	-

EFFECTS OF EXCHANGE RATE CHANGE ON CASH	(23)	6,832

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENT	(36,783)	314,463

CASH & CASH EQUIVALENT - BEGINNING OF YEAR	392,959	78,496

CASH & CASH EQUIVALENT - END OF YEAR	356,176	392,959

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	690,792	34,459
Interest paid	-	-

SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING AND INVESTING ACTIVITIES
Due from related party for capital contribution	$586,800	$-
Dividend payable	$2,934,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amounts in US dollar)

	Common stock		Additional		Retained	Accumulated other
	Number of shares	Amount	paid in capital	Statutory reserve	earnings unappropriated	comprehensive income	Total
Balance, January 1, 2008	10,000	1,290	410,010	2,313	16,593	-	430,206
Appropriation to statutory reserve	-	-	-	57,031	(57,031)	-	-
Net income	-	-	-	-	570,312	-	570,312
Foreign currency translation adjustment	-	-	-	-	-	40,213	40,213
Balance, December 31, 2008	10,000	1,290	410,010	59,344	529,874	40,213	1,040,731
Capital injection	-	-	2,934,000	-	-	-	2,934,000
Dividend distribution	-	-	(3,344,010)	-	-	-	(3,344,010)
Appropriation to statutory reserve	-	-	-	181,679	(181,679)	-	-
Net income	-	-	-	-	1,783,955	-	1,783,955
Foreign currency translation adjustment	-	-	-	-	-	(27,702)	(27,702)
Balance, December 31, 2009	10,000	1,290	-	241,023	2,132,150	12,511	2,386,974

The accompanying notes are an integral part of these consolidated financial statements.

CHINA CURRENCY DEVELOPMENT LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008
(EXPRESSED IN US DOLLAR UNLESS OTHERWISE SPECIFIED)

1. Description of business and summary of significant accounting policies:

Organization and nature of business:

Shenyang Huaxun Jiuding Venture Technology Co., Ltd (“SYHX”) was incorporated on March 23, 2006 under the laws of the People’s Republic of China (“PRC”) with an initial contribution of RMB 3 million (approximately US$ 411,300). It provides designing, installation and testing services of security and safety systems, which integrates development, consulting, distributing, marketing, and maintenance of digital video surveillance and network communication.

Liaoning Huaxun Security Service Operation Co., Ltd (“LNHX”) was incorporated on April 7, 2009 under the laws of the PRC with an initial contribution of RMB 20 million (approximately US$ 2,934,000). Its business scope includes: designing, installation and maintenance services of security and safety systems; designing and installation of telecommunication system; integration of computer system; wholesale of electronic machinery product, computer and accessorial equipment.

China Currency Development Limited (“CCDL”) was incorporated on March 12, 2009 under the laws of Hong Kong as the holding company of LNHX.

On July 13 2009, the 10 individual shareholders of SYHX entered into a transfer agreement with LYHX to transfer its ownership in SYHX to LNHX, the consideration for the acquisition was RMB 3 million ($411,300) and paid in cash which was recorded as dividend distribution to the original shareholders of SYHX. Since SYHX and LNHX are under common control, the transaction was deemed to be a merger of commonly controlled entities. The transaction was accounted for in a manner similar to the pooling of interest method, whereby the historical carrying amounts of the assets and liabilities of SYHX and LNHX have been included in the consolidated financial statements of the Company for all periods presented.

On July 18, 2009, the 8 individual shareholders of LNHX entered into a transfer agreement with CCDL to transfer its ownership in LNHX to CCDL, the consideration for the acquisition was RMB 20 million ($2,934,000) which was recorded as dividend distribution to the original shareholders of LNHX, but no cash has been paid so far. LNHX's business license has been updated to reflect CCDL as shareholder for LNHX. Since CCDL and LNHX are under common control, the transaction was deemed to be a merger of commonly controlled entities. The transaction was accounted for in a manner similar to the pooling of interest method, whereby the historical carrying amounts of the assets and liabilities of CCDL and LNHX have been included in the consolidated financial statements of the Company for all periods presented.

Basis of consolidation:

The consolidated financial statements include the accounts of CCDL and its wholly owned subsidiaries LNHX and SYHX (collectively, “the Company”) and are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All material inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Concentration of credit risk:

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients’ financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of cash flows:

In accordance with SFAS No. 95, “Statement of Cash Flows,” codified in FASB ASC Topic 230, cash flows from the Company’s operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Foreign currency translation:

The Company’s reporting currency is the U.S. dollar. The functional currency of substantially all of the operations of the Company is the Renminbi (“RMB”), the national currency of the PRC. All assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average yearly exchange rates and equity is translated at historical exchange rates. Any translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of equity. The exchange rates adopted are as follows:

	2009	2008
Year end RMB exchange rate	6.8166	6.8166
Average yearly RMB exchange rate	6.8208	6.9372

Fair value measurement:

Accounting Standards Codification (“ASC”) 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This standard establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the assets or liabilities; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity)

At December 31, 2009 and 2008, the Company has no financial assets or liabilities subject to recurring fair value measurements.

The Company's financial instruments include cash and cash equivalents, accounts receivable, other receivables, due from (to) related parties, accounts payable, advances from customers and bank loans. Management estimates that the carrying amounts of the financial instruments approximate their fair values due to their short-term nature.

Cash and cash equivalents:

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable:

Accounts receivable are stated at cost, net of an allowance for doubtful accounts (none at December 31, 2009 and 2008). The Company establishes an allowance for doubtful accounts based on management’s assessment of the collectibility of accounts receivables. The Company makes judgments about the credit worthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customer begins to deteriorate, resulting in their inability to make payments, a larger allowance may be required.

Inventories:

Inventories are stated at the lower of cost, determined on a first-in first-out basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs.

Property, plant and equipment:

Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over the assets’ estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	40 years
Office equipment	5 years
Motor vehicles	10 years
Furniture and fixtures	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. The cost of maintenance and repairs is charged to the statement of operations as incurred, whereas significant renewals and betterments are capitalized.

Land use rights:

According to the laws of China, the government owns all the land in China. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of the rights.

The Company follows the provisions of ASC 350-30-50 “Goodwill and Other Intangible Assets”. Under this guidance, finite lived intangible assets are amortized over their estimated useful lives and are reviewed for impairment if indications of possible impairment exist. The Company determined that no impairment adjustments were necessary as of December 31, 2009 and 2008.

Accounting for the impairment of long-lived assets:

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed off are reported at the lower of the carrying amount or fair value less costs to sell.

There was no impairment of long-lived assets as of December 31, 2009 and 2008.

Revenue recognition:

The Company’s revenue recognition policies are in compliance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 (codified in FASB ASC Topic 605). Revenue is recognized when services have been rendered or product delivery has occurred, a formal arrangement exists, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company derives its revenue from six revenue streams: supply and installation project income, maintenance service income, system checking service, installation income, repair income, and sales of equipment. The Company derives the majority of its revenue from the supply and installation of surveillance and security equipment and systems. The two deliverables do not meet the separation criteria under Emerging Issues Task Force (“EITF”) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” (EITF No. 00-21) (codified in FASB ASC Topic 605). Revenue from the supply and installation of surveillance and security equipment and systems is recognized when the installation is completed and customer acceptance is received. For installation contracts that are partially completed at a reporting period, the Company recognizes revenue based on percentage of completion method as work on the contract progresses. The income recognized is the percentage of total estimated income that cost of materials used to-date bear to the estimated total material costs of the contract. The customer signs off on a progress report to indicate acceptance of the percentage recognized.

Revenue from sales of equipment is recognized when the equipment is delivered, title and risk is transferred. Sales revenue represents the invoiced value of goods and services, net of value-added tax (“VAT”).

Revenue from maintenance service income is recognized monthly over the one year term of the agreement. Revenue from the system checking service, installation income and repair income are recognized when the installation and/or work is completed and the customer acceptance is received.

Only the repair income and the sale of equipment are subject to 3% VAT. Revenue from maintenance service income, system checking service, project income and installation income are subject to a 3% to 5% business tax, which is reflected in the cost of goods sold.

Most of the major contracts are bundled with post-installation service for the duration of one year. During this period, customers are entitled to exchange parts if they are found to be not working in line with specifications or if there is quality problem.

There is no general right of return indicated in the contracts. If any equipment delivered does not fit the required specifications, customers are entitled to an exchange for the correct item; or if the item is not functioning properly, the Company is responsible for fixing it or replacing it with a new item, which is usually covered by the manufacturer’s warranty. Customers are not entitled to a refund.

Because there is no general right of return and the cost of the post-installation service of a typical contract accounts for an insignificant part of the contract, the Company’s revenue arrangements do not contain multiple deliverables.

Warranties:

The Company offers a warranty to its customers on its products for a one year term. The Company accrues for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Company’s sales, marketing and other operating expenses and other current liabilities respectively, and is recorded at the time revenue is recognized. Factors that affect the Company’s warranty liability include the number of sold equipments, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. The Company’s warranty expense was immaterial for the years ended December 31, 2009 and 2008.

Retirement benefits:

Pursuant to the relevant laws and regulations in the PRC, the Company participates in a defined contribution retirement plan for its employees arranged by a governmental organization. The Company makes contributions to the retirement scheme at the applicable rate based on the employees’ salaries.  The required contributions under the retirement plans are charged to the consolidated statements of operations on an accrual basis. The Company’s contributions totaled $1,374 and $1,252 for the years ended December 31, 2009 and 2008, respectively.

Income taxes:

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax asset and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards. Deferred tax asset and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company files income tax returns with the relevant government authorities in the PRC. The Company is not subject to examination for years before 2007. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Basic and diluted net income per share:

Basic earnings per share (“EPS”) is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is similarly computed, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted net earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or existed. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to have been exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Since the Company does not have any options or warrants, basic and diluted EPS are the same.

Comprehensive income:

The Company follows FASB ASC 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

New accounting pronouncements:

In August 2009, the FASB issued an Accounting Standards Update (“ASU”) regarding measuring liabilities at fair value. This ASU provides additional guidance clarifying the measurement of liabilities at fair value in circumstances in which a quoted price in an active market for the identical liability is not available; under those circumstances, a reporting entity is required to measure fair value using one or more of valuation techniques, as defined. This ASU is effective for the first reporting period, including interim periods, beginning after the issuance of this ASU. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

On June 10, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168 , “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Consolidated Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. The Company evaluated subsequent events through the date that the financial statements were available to be issued, which was December 30, 2010.

In April 2009, the FASB issued FSP No. SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which is codified in FASB ASC Topic 825-10-50. This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures are required beginning with the quarter ending June 30, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

FASB ASC 820-10 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of June 10, 2009. The adoption of this standard did not have a material impact on its financial statements.

FASB ASC 820-10 provides additional guidance for Fair Value Measurements when the volume and level of activity for the asset or liability has significantly decreased. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

FASB ASC 805 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. This standard also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This standard was adopted by the Company beginning June 10, 2009 and will change the accounting for business combinations on a prospective basis.

FASB ASC 350-30 and 275-10 amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited.  The adoption of this standard did not have any impact on the Company’s financial statements.

FASB ASC 825-10 requires disclosures about the fair value of financial instruments for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009. The adoption of this standard did not have a material impact on the Company’s financial statements.

FASB ASC 320-10 amends the other-than-temporary impairment guidance for debt and equity securities. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

As of December 31, 2009, the FASB has issued Accounting Standards Updates (ASU) through No. 2009-17. None of the ASUs have had an impact on the Company’s financial statements.

Recently issued accounting pronouncements not yet adopted:

As of December 31, 2009, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

2. Inventories:

Inventories consist of:

	As of December 31,
	2009	2008
Raw materials	8,845	5,712
Finished goods	32,532	11,817
Consumable stock	6,088	2,676
Project cost-deferred	-	684,471
	47,465	704,676

The project cost-deferred represents inventories sent to the customer site but not installed or billed as of December 31, 2008.

3. Other receivables:

Other receivables consist of the following:

	As of December 31,
	2009	2008
Due from Shenyang Tianhong Telecommunication Network Co.,Ltd	1,907,403	-
Due from employees	4,845	4,400
Other	481,300	346,221
	2,393,548	350,621

The amount of $1,907,403 represents advance to Shenyang Tianhong Telecommunication Network Co.,Ltd.  In order to establish a good relationship between the companies, the borrowing is unsecured, interest free and with no fixed terms of payment. The amount of the borrowing was settled on December 30, 2010.

4. Retention receivable:

At December 31, 2009, the Company had retention receivable for product quality assurance of $298,574. At December 31, 2008, the Company had $6,564 of retention receivable. The retention rate varies from 5% to 10% of the contract price, with variable terms from six months to one year.

5. Property, plant and equipment:

	As of December 31,
	2009	2008
At cost:
Buildings	1,496,340	762,840
Leasehold improvement	2,715	2,715
Office equipment	36,139	15,104
Motor vehicles	58,680	58,680
Furniture and fixtures	400	-
Total	1,594,274	839,339

Less: accumulated depreciation	(81,829)	(33,781)
Net book value	1,512,445	805,558

During the years ended December 31, 2009 and 2008, depreciation expense was $48,048 and $24,781, respectively.

In January 2008, the Company purchased the building from Mr Rui Tan, who is a stockholder, Chairman, and the Chief Executive Officer of the Company for a consideration of US$723,840, with the last payment made in April 2010. In January 2009, the Company purchased a building from Mr Tieyu Wang, who is a stockholder of the Company for a consideration of US$732,500, with the last payment made in June 2010. The above buildings were put into use upon purchase and recognized as property, plant and equipment. The building purchased in January 2008 and January 2009 are used for general office and training facility, respectively.

The Company submitted the documents of title transfer to local authority in October 2010. The local authority is still in the process of reviewing documents. The Company expects to have the title transfer completed in the first half of 2011.

6. Land use rights:

Land use rights as of December 31, 2009 and 2008 were as follows:

	As of December 31,
	2009	2008
Cost-land use rights	2,200,500	-
Less: accumulated amortization	(55,012)	-
Land use rights, net	2,145,488	-

The amortization expense for the years ended December 31, 2009 and 2008 were $55,012 and nil, respectively.

Estimated amortization expense of land use rights for the next five years and thereafter is as follows:

Amount
2010	55,012
2011	55,012
2012	55,012
2013	55,012
2014	55,012
Thereafter	1,870,428
Total	2,145,488

In January 2009, the Company entered into an agreement with Shenyang Jicheng Livestock Center which is substantially owned by Mr. Tieyu Wang, a stockholder of the Company, to lease land from it for a period of 40 years for a consideration of $2,200,500. The land was put into use upon the signing of the agreement.

The Company paid the last installment in June 2010 and submitted the documents of title transfer to local authority in October 2010. The local authority is still in the process of reviewing documents, the Company expects to have the title transfer completed in the first half of 2011.

7. Related party transactions:

Amount due from related parties consists of the following:

	As of December 31,
	2009	2008
Due from shareholders	671,723	79,718

Balances due to these related parties is unsecured, non-interest bearing and due on demand.

Amount due to related parties consists of the following:

	As of December 31,
	2009	2008
Rui Tan	208,995	312,572
Tieyu Wang	198,045	-
	407,040	312,572

Both Rui Tan and Tieyu Wang are stockholders of the Company. Rui Tan is also the Chairman and Chief Executive Officer of the Company. Balances due to these related parties are unsecured, non-interest bearing and due on demand.

8. Advance to suppliers:

The Company has made payments to unrelated suppliers in advance of receiving merchandize. The advance payments are meant to ensure preferential pricing and delivery. The amounts advanced under such arrangements totaled $90,151 and $24,939 as of December 31, 2009 and 2008, respectively.

9. Deferred maintenance revenue:

Deferred maintenance revenue mainly came from maintenance service, which is usually provided for one year and the amount is paid in advance. The amounts totaled $2,046,824 and $501,347 as of December 31, 2009 and 2008, respectively. The maintenance revenue is recognized monthly over the one year term.

10. Statutory reserve:

Under the PRC rules and regulations, the Company’s PRC subsidiaries, LNHX and SYHX are required to transfer 10% of the net income, as determined in accordance with the relevant PRC laws and regulations, to a statutory reserve until the reserve balance reaches 50% of the registered capital. The transfer to this reserve must be made before distribution of dividends to shareholders can be made. The statutory reserve is non-distributable other than in liquidation, and may be converted into share capital by issuance of new shares to shareholders in proportion to their existing shareholdings or by increasing the par value of the shares currently held by the shareholders, provided that the balance after such issuance is not less than 25% of the registered capital.

For the years ended December 31, 2009 and 2008, SYHX transferred to the statutory reserve $181,679 and $57,031, respectively. The accumulated balance of the statutory reserve maintained at SYHX as of December 31, 2009 and 2008 was $241,023 and $59,344, respectively. The statutory reserve as of December 31, 2009 for SYHX was 58.6% of its registered capital. LNHX has not transferred any statutory reserve for the years ended December 31, 2009 and 2008 as no income was incurred.

11. Income taxes:

Corporation Income Tax (“CIT”):

China Currency Development Limited was incorporated in Hong Kong and is subject to Hong Kong profits tax. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong.  No provision for profits tax has been made as the Company has no taxable income subject to Hong Kong profits tax for the years ended December 31, 2009 and 2008.  The applicable statutory tax rates for the years ended December 31, 2009 and 2008 are 16.5%.

The Company’s operating subsidiaries are governed by the Income Tax Law of the PRC concerning PRC Enterprises and various local income tax laws (“the Income Tax Laws”). Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the old laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The key changes were:

a. The new standard EIT rate of 25% replaces the 33% rate applicable to both DES and FIEs, except for High-Tech companies that pay a reduced rate of 15%;

b. Companies established before March 16, 2007 continue to enjoy tax holiday treatment approved by local governments for a grace period of either the next 5 years, or until the tax holiday term is completed, whichever is sooner.

The reconciliation of income taxes computed at the PRC federal and local statutory tax rate applicable to the PRC, to income tax expense are as follows:

	Years ended December 31,
	2009	2008
Consolidated income before income tax	2,389,593	760,416
PRC state and local statutory tax rate	25%	25%
Computed expected expense	597,398	190,104
Non-deductible items and other	8,240	-
Income tax expense	605,638	190,104

There were no tax benefits that, if recognized, would reduce the Company’s annual effective tax rate. The Company does not expect its unrecognized tax benefits to change significantly over the next 12 months.

Our policy is to recognize interest expense and penalties related to income tax matters as a component of income tax expense. There was no accrued interest and penalties associated with uncertain tax positions as of December 31, 2009 and 2008.

Value Added Tax (“VAT”):

In accordance with the relevant taxation laws in the PRC, the normal VAT rate for domestic sales is 17%, which is levied on the invoiced value of sales and is payable by the purchaser. The Company is required to remit the VAT it collects to the tax authority. A credit is available whereby VAT paid on the purchases can be used to offset the VAT due on the sales. Net VAT payable was $93 and $844 at December 31, 2009 and 2008, respectively, and was included in taxes payable.

Revenues, expenses and assets are recognized net of the amount of VAT except:

a.
where the VAT incurred on the purchase of assets or services is not recoverable from the taxation authority, in which case the VAT is recognized as part of the cost of acquisition of the assets or as part of the expense item as applicable; and

b.    receivables and payables are stated with the amount of VAT included.

12. Business segments:

The Company has two reportable segments: maintenance service and supply and installation projects.

	Maintenance service	Supply and installation projects	Segment total	Corporate	Total
Year ended December 31, 2009
Revenues	1,711,680	4,561,681	6,273,361	-	6,273,361
Income from operations	1,062,437	1,325,275	2,387,712	(1,864)	2,385,848
Income tax expense	165,267	440,371	605,638	-	605,638
Total assets	2,335,021	6,221,924	8,556,945	71	8,557,016
Depreciation and amortization	28,106	74,891	102,997	-	102,997
Capital expenditures	805,985	2,147,637	2,953,622	-	2,953,622

Year ended December 31, 2008
Revenues	256,916	2,481,195	2,738,111	-	2,738,111
Income from operations	175,184	587,928	763,112	-	763,112
Income tax expense	17,837	172,267	190,104	-	190,104
Total assets	335,002	3,235,314	3,570,316	-	3,570,316
Depreciation and amortization	2,453	23,695	26,148	-	26,148
Capital expenditures	70,824	683,989	754,813	-	754,813

	Years ended December 31,
Reconciliations	2009	2008

Total segment operating income	2,387,712	763,112
Corporate overhead expenses	(1,864)	-
Other income (expense), net	3,745	(2,696)
Income tax expense	(605,638)	(190,104)
Total consolidated net income	1,783,955	570,312

The Company generates all its revenue from PRC.

13. Major customers and suppliers:

During the year ended December 31, 2009, two customers constituted approximately 46.5% of total revenue. At December 31, 2009, amounts due from these customers were $823,287. During the year ended December 31, 2008, one customer constituted approximately 76% of total revenue. At December 31, 2008, amounts due from this customer totaled $1,149,132.

During the year ended December 31, 2009, the Company purchased 91.1% of its raw materials and finished goods from two suppliers. As of December 31, 2009, the accounts payable due to these suppliers was approximately $5,593. During year ended December 31, 2008, the Company purchased 94.6% of its raw materials and finished goods from two suppliers. As of December 31, 2008, the accounts payable due to these suppliers was approximately $1,098,285.

14. Subsequent events:

Subsequent events have been evaluated through January 6, 2011.

On December 31, 2010, CCDL entered into a share exchange agreement with Velvet Rope Special Events, Inc. (“VELV”), a US Public Shell Company incorporated in Los Angeles, California. CCDL agreed to exchange all of its issued and outstanding capital stock for 1,173,000 shares of VELV’s common stock and 68,445 warrants with each warrant to purchase 1 share of VELV’s common stock at an exercise price of $5.11. The warrants vest immediately and expire on December 31, 2013, representing approximately 84.2% of VELV’s issued and outstanding shares of common stock. The Share Exchange is being accounted for as a "reverse acquisition," since the CCDL Shareholders now own a majority of the outstanding shares of the VELV's common stock immediately following the Share Exchange and now are in control of the company.